UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Filed by the Registrant ☒

Filed by a Party other than the Registrant  ☐

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

RENOVARO INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.[1]

☐	Fee paid previously with preliminary materials:

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

[1]	NTD: This needs to be form checked.

PRELIMINARY PROXY STATEMENT SUBJECT TO COMPLETION

RENOVARO INC.

2080 Century Park East, Suite 906

Los Angeles, CA 90067

Dear Stockholder:

Renovaro, Inc. a Delaware corporation (the “Company”) will hold a Special Meeting of Stockholders (the “Special Meeting”) on August 15, 2025, at 9:00 a.m., Eastern Standard Time (the “Special Meeting”). This Special Meeting will be a completely “virtual meeting” of stockholders. You will be able to attend the Special Meeting, vote and submit your questions during the Annual Meeting via live webcast by visiting http://www.virtualshareholdermeeting.com/RENB2025SM. Prior to the Annual Meeting, you will be able to vote at www.proxyvote.com for the purpose of considering and voting upon the proposals listed below. The Special Meeting will be held for the following purposes, as more fully described in the accompanying proxy statement (the “Proxy Statement”):

The Special Meeting is an important meeting that will impact your investment in Renovaro.

(1)	To approve an amendment to our Certificate of Incorporation to effect, at the option of our Board of Directors, a reverse stock split of our common stock at a ratio in the range of 1-for-3 to 1-for-10, inclusive, with such ratio to be determined by our Board of Directors in its sole discretion, and set forth in a public announcement. We refer to this proposal as the “Reverse Stock Split Proposal” or “Proposal 1.”

(2)	To approve an adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies (“Proposal 2”); and

(3)	To transact any other matters that may properly come before the Special Meeting or any adjournments or postponements thereof.

This item of business is more fully described in the Proxy Statement accompanying this Notice.

The record date for the Special Meeting is July 15, 2025. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

Pursuant to Rule 14a-8 the deadline for submitting shareholder approvals shall be 5:00 p.m. Easter Standard Time 10 calendar days subsequent to July 28, 2025. Eligible stockholders who seek to submit a proposal for inclusion in our proxy statement must comply with all applicable Bylaws and SEC regulations regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Upon receipt of any such proposal, we will determine whether or not to include such proposal in the proxy materials in accordance with SEC regulations governing the solicitation of proxies.

You are entitled to participate in the Special Meeting if you were a shareholder as of the close of business on (ENTER YOUR RECORD DATE HERE), the record date, or hold a valid proxy for the meeting. To participate in the Annual Meeting, including to vote, shareholders of record must access the meeting website at http://www.virtualshareholdermeeting.com/RENB2025SM and enter the 16-digit control number found on the proxy card or on the voting instruction form provided to you with this Proxy Statement, or that is set forth within the body of the email sent to you with the link to this Proxy Statement. You will be able to vote, submit questions and attend the meeting virtually.

The proxy statement is available at www.proxyvote.com.

By Order of the Board of Directors,

Corporate Secretary

PRELIMINARY PROXY STATEMENT - SUBJECT TO COMPLETION

RENOVARO INC.

2080 Century Park East, Suite 906

Los Angeles, CA 900672

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON [  ]

To the stockholders of RENOVARO:.

PLEASE TAKE NOTICE that a special meeting (the “Special Meeting”) of Stockholders of Renovaro, Inc. (the “Company”) will be held at http://www.virtualshareholdermeeting.com/RENB2025SM. You may attend the meeting and at any and all adjournments or postponements thereof, virtually via the Internet at http://www.virtualshareholdermeeting.com/RENB2025SM where you will be able to vote electronically. Shareholders will follow the instructions provided in the proxy materials that was mailed or emailed to them. The 16 digit control number will be all that is needed to attend the Special Meeting. You will not be able to attend the Special Meeting in person. The Special Meeting will be held for the following purposes:

(1)	To approve an amendment to our Certificate of Incorporation to effect, at the option of our Board of Directors, a reverse stock split of our common stock at a ratio in the range of 1-for-3 to 1-for-10 inclusive, with such ratio to be determined by our Board of Directors in its sole discretion, and set forth in a public announcement. We refer to this proposal as the “Reverse Stock Split Proposal” or “Proposal 1.”

(2)	To approve an adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies (“Proposal 2”); and

(3)	To transact any other matters that may properly come before the Special Meeting or any adjournments or postponements thereof.

Only stockholders of record at the close of business on July 15, 2025 are entitled to notice of and to vote at this Special Meeting and any adjournment or postponement thereof.

You may vote at the Special Meeting or by proxy. Further information regarding voting rights and the matters to be voted upon is presented in the accompanying proxy statement.

Your vote is important. Whether or not you plan to virtually attend the Special Meeting, please cast your vote as promptly as possible, as instructed in the accompanying proxy statement. We encourage you to vote via the internet or by telephone. It is convenient and it saves us significant postage and processing costs.

BY ORDER OF THE BOARD OF DIRECTORS

More information about Renovaro and the proposals referred to above is contained in the accompanying proxy statement. Renovaro urges you to read the accompanying proxy statement carefully and in its entirety.

i

LEGAL MATTERS

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to Be Held on August 15, 2025. The Proxy Statement is available at www.proxyvote.com.

Forward-Looking Statements. The Proxy Statement may contain “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, which statements are subject to substantial risks and uncertainties and are based on estimates and assumptions. All statements other than statements of historical fact included in the Proxy Statement are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “might,” “will,” “objective,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “design,” “estimate,” “predict,” “potential,” “plan” or the negative of these terms, and similar expressions intended to identify forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that could cause our actual results to differ materially from the forward-looking statements expressed or implied in the Proxy Statement. Such risks, uncertainties and other factors include those risks described in “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s most recent Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (“SEC”) and other subsequent documents we file with the SEC. The Company expressly disclaims any obligation to update or alter any statements whether as a result of new information, future events or otherwise, except as required by law.

Website References. Website references throughout this document are inactive textual references and provided for convenience only, and the content on the referenced websites is not incorporated herein by reference and does not constitute a part of the Proxy Statement.

Use of Trademarks. Renovaro is the trademark of Renovaro, Inc.

PROXY STATEMENT

FOR THE SPECIAL MEETING OF STOCKHOLDERS

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The Board of Directors (the “Board”) of Renovaro Inc. (the “Company,” “we,” “us” and “our”) is soliciting proxies for a special meeting of stockholders and any adjournments or postponements thereof (the “Special Meeting”). The Special Meeting will be held virtually via the Internet at http://www.virtualshareholdermeeting.com/RENB2025SM on August 15, 2025. This proxy statement and the accompanying form of proxy card are first being mailed on or July 28, 2025  to all holders of our common stock.

The information provided below is a summary of the information included in this proxy statement. You should read this entire proxy statement carefully. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement and references to our website address in this proxy statement are inactive textual references only.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND VOTING

Q:	What proposals will be voted on at the Special Meeting?

A:	There are three proposals scheduled to be voted on at the Special Meeting:

(1)	To approve an amendment to our Certificate of Incorporation to effect, at the option of our Board of Directors[3], a reverse stock split of our common stock at a ratio in the range of 1-for-3 to 1-for-10, inclusive, with such ratio to be determined by our Board of Directors in its sole discretion, and set forth in a public announcement. We refer to this proposal as the “Reverse Stock Split Proposal” or “Proposal 1.”

(2)	To approve an adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies (“Proposal 2”); and

(3)	To transact any other matters that may properly come before the Special Meeting or any adjournments or postponements thereof.

Q:	What is the Board’s voting recommendation?

A:	The recommendations of our Board are set forth together with the description of each proposal in this proxy statement. In summary, the Board recommends a vote:

●	FOR the Reverse Split Proposal (see Proposal 1);

●	FOR the Adjournment Proposal (see Proposal 2).

Q:	How can I attend the Special Meeting?

A:

The Special Meeting will be a completely virtual Special Meeting. There will be no physical meeting location. The Special Meeting will only be conducted via live webcast. To attend the virtual Special Meeting, visit http://www.virtualshareholdermeeting.com/RENB2025SM and enter the 16 digit control number included on your proxy card or on the instructions that accompanied your proxy materials. You may begin to log into the meeting platform beginning at 8:45 am ET on August 15, 2025. The Special Meeting will begin promptly at 9:00 am ET on August 15, 2025.

If you wish to submit a question, you may do so during the meeting, once logged into the virtual meeting platform, by typing your question into the “Ask a Question” field and clicking “Submit.” Questions pertinent to meeting matters will be answered during the meeting, subject to time constraints.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:	Many of our stockholders hold their shares through a bank, broker or other nominee rather than of record directly in their own names. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholders of Record

If your shares are registered in your name with our transfer agent, Securities Transfer Corporation, you are considered the stockholder of record with respect to those shares and the proxy materials have been sent directly to you. As the stockholder of record, you have the right to grant your proxy to the Company’s representatives or to vote virtually at the Special Meeting.

Beneficial Owners

If your shares are held by a bank, in a brokerage account or by another nominee, you are considered the beneficial owner of the shares. In this instance, your bank, broker or other nominee is considered, with respect to those shares, the stockholder of record and they will have forwarded the proxy materials to you. We sometimes refer to stockholders who hold their shares through a bank, broker or other nominee as “beneficial owners.” As the beneficial owner, you have the right to direct your bank, broker or other nominee on how to vote.

Q:	Why is Renovaro proposing to effect a Reverse Split?

A:	Please refer to the Section titled “Reasons for the Reverse Split” beginning on page 9 of this proxy statement.

Q:	Why am I receiving these proxy materials?

A:	You are receiving this proxy statement because you have been identified as a stockholder of Renovaro as of July 15, 2025, the record date for the Special Meeting, and you are entitled to vote to approve the matters set forth herein. The Board of Directors of Renovaro (the “Renovaro Board”) is soliciting your proxy to vote at the Special Meeting, which is to be held on August 15, 2025, at, 9:00 am, Eastern Standard Time, at http://www.virtualshareholdermeeting.com/RENB2025SM or at any adjournments or postponements thereof, for the purposes set forth in this proxy statement. You are invited to attend the Special Meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the Special Meeting to vote your shares. This proxy statement includes information that we are required to provide to you under SEC rules and is designed to assist you in voting your shares.

In addition, you are referred to our Annual Report on Form 10-K for the fiscal year ended June 30, 2024, as filed with the SEC on October 10, 2024 (the “Renovaro 2024 Form 10-K”), and our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2025 as filed with the SEC on May 15, 2025 (the “Renovaro Third Quarter 2025 Form 10-Q”), along with this proxy statement. Such reports, available online via the following link: https://ir.renovarogroup.com include Renovaro’s audited consolidated financial statements for the fiscal years ended June 30, 2024 and June 30, 2023 and Renovaro’s unaudited condensed consolidated financial statements for the quarter ended March 31, 2025 and certain other financial information, which are incorporated by reference herein.

If you are a stockholder of Renovaro as of the record date and have received a printed copy of these materials by mail, you may complete, sign and return the enclosed proxy card or follow the instructions below to submit your proxy over the telephone or on the Internet. If you did not receive a printed copy of these materials by mail and are accessing them on the Internet, you may submit your proxy on the Internet or over the telephone, as described below

Q:	What is a proxy?

A:	The Renovaro Board is asking for your proxy. This means you authorize persons selected by us to vote your shares at the Special Meeting in the way that you instruct. All shares represented by valid proxies received before the Special Meeting will be voted in accordance with the stockholder’s specific voting instructions.

Q:	Who is entitled to vote at the Special Meeting?

A:

Renovaro’s Board of Directors fixed July 15, 2025, as the record date (the “Record Date”) for the Special Meeting. Only holders of record of shares of Common Stock at the close of business on the Record Date are entitled to notice of, and to vote at, the Special Meeting. The notice of the Special Meeting, proxy statement and form of proxy are first expected to be made available to stockholders on or about July 28, 2025.

A stockholder of record as of the Record Date will be able to attend the Special Meeting virtually and vote during the Special Meeting. You will not be able to attend the Special Meeting in person. Even if you plan to attend the Special Meeting virtually, Renovaro requests that you sign and return the enclosed proxy to ensure that your shares will be represented at the Special Meeting if you are unable to attend.

Beneficial owners of Common Stock who are not stockholders of record are also invited to attend the Special Meeting. However, beneficial owners may not vote during the Special Meeting unless they have their 16 digit control number, giving them the right to vote at the Special Meeting.

At the close of business on the Record Date, Renovaro had 230,928,963 shares of Common Stock outstanding and entitled to vote at the Special Meeting. Each holder of record of shares of Common Stock on the Record Date will be entitled to one vote for each share held on all matters to be voted upon at the Special Meeting.

NTD: Any preferred stock voting as common? IF so, should include here.

Stockholders do not have the right to cumulate votes.

Q:	What is a stockholder of record?

A:	A stockholder of record is a stockholder whose ownership of our Common Stock is reflected directly on the books and records of our transfer agent, Securities Transfer Corporation. If you hold stock through an account with a bank, broker or similar organization, you are considered the beneficial owner of shares held in “street name” and are not a stockholder of record. For shares held in street name, the stockholder of record is your bank, broker or similar organization. We only have access to stock ownership information for stockholders of record. As described below, if you are not a stockholder of record, you will not be able to vote your shares unless you have a proxy from the stockholder of record authorizing you to vote your shares.

Q:	What are the quorum requirements for the Special Meeting?

A:	The presence in person or by proxy of at least one-third (1/3) of the issued and outstanding shares of Common Stock entitled to vote at the Special Meeting constitutes a quorum. Your shares will be counted as present at the Special Meeting for purposes of determining whether there is a quorum if a proxy card has been properly submitted by you or on your behalf, or you vote at the Special Meeting. Abstaining votes and broker non-votes are counted for purposes of establishing a quorum

Q:	How can I find out the results of the voting at the Special Meeting?

A:	Preliminary voting results will be announced at the Special Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four (4) business days after the Special Meeting. If final voting results are not available to us in time to file a Form 8-K within four (4) business days after the Special Meeting, we intend to file a Form 8-K to publish preliminary results and, within four (4) business days after the final results are known to us, file an additional Form 8-K to publish the final results.

Q:	What vote is required to approve the proposals to be presented at the Special Meeting?

A:	Provided a quorum is present at the Special Meeting:

●	Proposal 1 must be approved by the affirmative vote of a majority of the votes cast in person or by proxy at the Special Meeting, as required by General Corporation Law of the State of Delaware;

When there is at least one “routine” matter to be considered at a meeting, a broker “non-vote” occurs when a proposal is deemed “non-routine” and a nominee holding shares for a beneficial owner does not have discretionary voting authority with respect to the “non-routine” matter being considered and has not received instructions from the beneficial owner.

The approval of the Reverse Stock Split Proposal is generally considered to be a “routine” matter and banks or brokers are permitted to vote on these matters if the bank or broker has not received instructions from the beneficial owner. However, banks or brokers may choose not to exercise their discretionary vote. Accordingly, it is particularly important that beneficial owners instruct their brokers how they wish to vote their shares for the Reverse Stock Split Proposal.

Q:	How many votes does the Company need to hold the Special Meeting?

A:	According to our bylaws, Special meetings may be called by or at the direction of the Chair of the Board, if any, of the Vice-Chair of the Board, if any, of the Lead Independent Director, if any, of the Chief Executive Officer, if any, of the President, if any, or of a majority of the directors in office.

Shares are counted as present at the meeting or represented at the meeting by proxy if you are present virtually at the meeting or if you have properly submitted a proxy card or your duly authorized proxy otherwise virtually attends the meeting.

Q:	What is the voting requirement to approve each of the proposals?

A:	Assuming a quorum is present at the Special Meeting, the votes of our stockholders required to approve each of the proposals are set forth below.

Proposal 1: Reverse Split Proposal. The affirmative vote of the holders of majority common stock holders.

Proposal 2: Adjournment Proposal. If a quorum is present, the affirmative vote of the holders of a majority of quorum.

Q:	If I vote against the proposals, do I have appraisal or dissenter’s rights?

A:	No, Delaware law does not provide for appraisal or dissenter’s rights in connection with the proposals to be voted on at the Special Meeting.

Q:	Who counts the votes?

A:	Votes cast by proxy or at the Special Meeting will be tabulated and certificated by the inspector of elections who will also determine whether or not a quorum is present. A representative of Securities Transfer Corporation will serve as the inspector of elections.

Q:	How can I vote my shares at the Special Meeting?

A:	Shares held directly in your name as the stockholder of record may be voted virtually via the Internet during the Special Meeting. Even if you plan to virtually attend the Special Meeting, we recommend that you vote your shares in advance as described below so that your vote will be counted if you later decide not to attend the Special Meeting. If you are a beneficial owner of shares, you must request and receive in advance of the Special Meeting a legal proxy from your bank, broker or other nominee in order to vote at the Special Meeting.

Q:	How may my bank, broker or other nominee vote my shares if I fail to provide timely directions?

A:	Banks, brokers and other nominees holding shares in street name for their customers are generally required to vote such shares in the manner directed by their customers. Because all proposals described in this proxy statement are considered to be “routine” matters, your broker will have discretion to vote your shares in the absence of timely directions from you.

Q:	How can I change or revoke my vote?

A:	Subject to any rules your bank, broker or other nominee may have, you may change your proxy instructions at any time before your proxy is voted at the Special Meeting.

Stockholders of record. If you are a stockholder of record, you may change your vote by (1) filing with our Corporate Secretary, prior to your shares being voted at the Special Meeting, a written notice of revocation or a duly executed proxy card, in either case dated later than the prior proxy relating to the same shares, or (2) participate in the Special Meeting virtually and voting (although participating in the Special Meeting will not, by itself, revoke a proxy). Any written notice of revocation or subsequent proxy card must be received by our Corporate Secretary prior to the taking of the vote at the Special Meeting. Such written notice of revocation or subsequent proxy card should be delivered to our Corporate Secretary at the Special Meeting or should be sent so as to be delivered, prior to the date of the Special Meeting, to our principal executive office, David Weinstein.

Beneficial owners. If you are a beneficial owner of shares, you may change your vote (1) by submitting new voting instructions to your bank, broker or other nominee, or (2) if you have obtained, from the bank, broker or other nominee who holds your shares, a legal proxy giving you the right to vote the shares, by attending the Special Meeting and voting. Your bank, broker or other nominee can provide you with instructions on how to change your vote.

In addition, a stockholder of record or a beneficial owner who has voted via the internet or by telephone may also change his, her or its vote by making a subsequent and timely internet or telephone vote prior to the date of the Special Meeting.

Q:	Where can I find the voting results of the Special Meeting?

A:	We will announce the preliminary voting results at the Special Meeting. We will also report the final results in a Current Report on Form 8-K to be filed with the Securities and Exchange Commission (the “Commission” or “SEC”) within four business days after the date of the Special Meeting.

Q:	Who are the proxies and what do they do?

A:	Our Board designated David Weinstein as proxy, as indicated on the proxy card. When you, as a stockholder of record, provide voting instructions in the proxy card, the named proxies vote your shares in accordance with the instructions as indicated on the proxy card. If you are a stockholder of record and submit a signed proxy card, but do not indicate your voting instructions, the named proxies will vote as recommended by our Board in favor of each of the proposals. If the Special Meeting is adjourned or postponed, the named proxies can vote the shares on the adjourned or postponed date as well.

Q:	How are proxies solicited for the Special Meeting?

A:	Our Board is soliciting proxies for use at the Special Meeting. All expenses associated with this solicitation will be borne by us. We will reimburse brokers or other nominees for reasonable expenses that they incur in sending our proxy materials to you if a bank, broker or other nominee holds our shares on your behalf. In addition, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Our directors and employees will not be paid any additional compensation for soliciting proxies.

Q:	I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional set of the proxy materials?

A:	We have adopted a procedure called “householding” which the Commission has approved. Under this procedure, we deliver one set of proxy materials to multiple stockholders who share the same address unless we have received contrary instructions from one or more of the stockholders. This procedure reduces our printing costs, mailing costs, and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly our proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these materials. To receive a separate copy, or, if a stockholder is receiving multiple copies, to request that we send only a single copy of our proxy materials, such stockholder may contact our Corporate Secretary, via email in writing, at investors@renovarogroup.com.

Beneficial owners may contact their bank, broker or other nominee to request information about householding.

Q:	What should I do if I receive more than one set of proxy materials?

A:	If you receive more than one set of proxy materials, it is because your shares are registered in more than one name or brokerage account. Please follow the voting instructions on each proxy card or Voting Instruction Form you receive to ensure that all of your shares are voted.

Q:	What if I do not specify a choice for a matter when returning a proxy?

A:	Your proxy will be treated as follows:

Stockholders of record. If you are a stockholder of record and you sign and return a proxy card without giving specific voting instructions, then the proxy holders will vote your shares in the manner recommended by the Renovaro Board on all matters presented in this proxy statement and as the proxy holders may determine in their discretion for any other matters properly presented for a vote at the Special Meeting.

Beneficial owners of shares held in street name. If you are a beneficial owner of shares held in street name and do not provide the broker or other nominee that holds your shares with specific voting instructions, the nominee that holds your shares may generally vote on “routine” matters but cannot vote on “non-routine” matters under applicable stock exchange rules. If the nominee that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is referred to as a “broker non-vote.”

Q:	Which ballot measures are considered “routine” or “non-routine”?

A:	All proposals to be presented at the Special Meeting are considered to be routine matters under applicable stock exchange rules. A broker or other nominee may vote without instructions on routine matters

Q:	How are proxies solicited and what is the cost?

A:	We will bear all expenses incurred in connection with the solicitation of proxies for the Special Meeting. In addition to solicitation by mail, our directors, officers and employees may solicit proxies from stockholders by telephone, letter, email or in person without compensation. We will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for sending proxy materials to stockholders and obtaining their votes.

Q:	What should I do if I have questions regarding the Special Meeting?

A:	If you have any questions about the Special Meeting or would like additional copies of any of the documents referred to in this proxy statement, you should email our Investor Relations department at investors@renovarogroup.com.

Q:	How are votes counted?

A:	Votes will be counted by the inspector of election for the Special Meeting, who will separately count votes “For”, “Withhold”, “Against”, abstentions, and if applicable, broker non-votes applicable for each proposal.

PROPOSAL 1

THE REVERSE SPLIT PROPOSAL

Introduction

Our Board has determined that it is advisable and in the best interests of us and our stockholders, for us to adopt an amendment to our Certificate of Incorporation, to authorize our Board to effect the Reverse Split (“Reverse Split Amendment”) of our issued and outstanding shares of common stock at a specific ratio (the “Final Split Ratio”), ranging from one-for-three (1:3) to one-for-ten (1:10) (the “Approved Split Ratios”), to be determined by our Board and announced by the Company before the effectiveness of the Reverse Split Amendment. A vote for this Proposal 1 will constitute approval of the Reverse Split that, once authorized by our Board and effected by filing the Reverse Split Amendment with the Secretary of State of the State of Delaware, will reclassify and combine between every three to 10 shares of our common stock into one share of our common stock.

If implemented, the Reverse Split will have the effect of decreasing the number of shares of our common stock issued and outstanding. We are not seeking a proportional reduction of the authorized shares of the Company’s common stock in connection with the Reverse Split; therefore, the Reverse Split will result in an effective increase in the authorized number of shares of our common stock available for issuance in the future.

Stockholders are asked to approve the Reverse Split Amendment set forth in Exhibit A to effect the Reverse Split consistent with those terms set forth in this Proposal 1, and to grant authorization to our Board to determine, in its sole discretion, whether or not to implement the Reverse Split, as well as the Final Split Ratio within the range of the Approved Split Ratios. The text of Exhibit A remains subject to completion of certain information, including the Final Split Ratio within the Approved Split Ratios, the date of our Board’s determination of the Final Split Ratio, and the date of the Company’s announcement of the Final Split Ratio, as identified on Exhibit A.

If approved by the affirmative vote of the holders of a majority of the votes cast by stockholders entitled to vote on this proposal, the Reverse Split would be effected on the Final Split Ratio approved by our Board prior to the one-year anniversary date of the Special Meeting and would become effective upon the time specified in the Reverse Split Amendment as filed with the Secretary of State of the State of Delaware. Our Board reserves the right to elect to abandon the Reverse Split if it determines, in its sole discretion, that the Reverse Split is no longer in the best interests of us and our stockholders.

Purpose and Rationale for the Reverse Split

Avoid Delisting from the Nasdaq. On April 14, 2025, we received a letter from the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that, based upon the closing bid price of our common stock for the prior 30 consecutive business days, we were not in compliance with the requirement to maintain a minimum bid price of $1.00 per share for continued listing on the Nasdaq, as set forth in Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”). We were provided a compliance period of 180 calendar days from the date of the Minimum Bid Price Requirement notice, or until October 13, 2025, to regain compliance with the Minimum Bid Price Requirement, pursuant to Nasdaq Listing Rule 5810(c)(3)(A). On July 7, 2025, we received a letter from the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that Company has not yet held an annual meeting of shareholders within twelve months of the end of the Company’s fiscal year end. As a result, the Company has fallen out of compliance with the Listing Rules (the “Rules”) for continued listing. The Company now has 45 calendar days to submit a plan to regain compliance and, if accepted, NASDAQ can grant an exception of up to 180 calendar days from the fiscal year end, or until December 29, 2025, to regain compliance.

Failure to approve the Reverse Split may potentially have serious, adverse effects on us and our stockholders. Our common stock could be delisted from the Nasdaq because shares of our common stock may continue to trade below the requisite $1.00 per share price needed to maintain our listing in accordance with the Minimum Bid Price Requirement. Our shares may then trade on the OTC Bulletin Board or other small trading markets, such as the pink sheets. In that event, our common stock could trade thinly as a microcap or penny stock, adversely decrease to nominal levels of trading and may be avoided by retail and institutional investors, resulting in the impaired liquidity of our common stock.

As of July 15, 2025 our common stock closed at $0.28 per share on the Nasdaq Capital Market. The Reverse Split, if effected, would have the immediate effect of increasing the price of our common stock as reported on the Nasdaq, therefore reducing the risk that our common stock could be delisted from the Nasdaq.

Our Board strongly believes that the Reverse Split is necessary to maintain our listing on the Nasdaq. Accordingly, our Board has approved resolutions proposing the Reverse Split Amendment to effect the Reverse Split and directed that it be submitted to our stockholders for approval at the Special Meeting.

Management and our Board have considered the potential harm to us and our stockholders should the Nasdaq delist our common stock from trading. Delisting could adversely affect the liquidity of our common stock since alternatives, such as the OTC Bulletin Board and the pink sheets, are generally considered to be less efficient markets. An investor likely would find it less convenient to sell, or to obtain accurate quotations in seeking to buy, our common stock on an over-the-counter market. Many investors likely would not buy or sell our common stock due to difficulty in accessing over-the-counter markets, policies preventing them from trading in securities not listed on a national exchange, or other reasons.

Other Effects. Our Board also believes that the increased market price of our common stock expected as a result of implementing the Reverse Split could improve the marketability and liquidity of our common stock and will encourage greater investor interest and trading in our common stock. The Reverse Split, if effected, could allow a broader range of institutions to invest in our common stock (namely, funds that are prohibited from buying stock whose price is below a certain threshold), potentially increasing the trading volume and liquidity of our common stock. The Reverse Split could help increase analyst and broker’s interest in our common stock, as their policies can discourage them from following or recommending companies with low stock prices. Because of the trading volatility often associated with low-priced stocks, many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers.

Our Board does not intend for this transaction to be the first step in a series of plans or proposals to effect a “going private transaction” within the meaning of Rule 13e-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

In addition, because the number of authorized shares of our common stock will not be reduced, the Reverse Split will result in an effective increase in the authorized number of shares of our common stock. The effect of the relative increase in the amount of authorized and unissued shares of our common stock would allow us to issue additional shares of common stock in connection with future financings, employee and director benefit programs and other desirable corporate activities, without requiring our stockholders to approve an increase in the authorized number of shares of common stock each time such an action is contemplated.

Risks of the Reverse Split

We cannot assure you that the Reverse Split will increase the price of our common stock and have the desired effect of maintaining compliance with the Nasdaq.

If the Reverse Split is implemented, our Board expects that it will increase the market price of our common stock so that we are able to regain and maintain compliance with the Nasdaq Minimum Bid Price Requirement. However, the effect of the Reverse Split upon the market price of our common stock cannot be predicted with any certainty, and the history of similar stock splits for companies in like circumstances is varied. It is possible that (i) the per share price of our common stock after the Reverse Split will not rise in proportion to the reduction in the number of shares of our common stock outstanding resulting from the Reverse Split, (ii) the market price per post-Reverse Split share may not exceed or remain in excess of the $1.00 minimum bid price for a sustained period of time, or (iii) the Reverse Split may not result in a per share price that would attract brokers and investors who do not trade in lower priced stocks. Even if the Reverse Split is implemented, the market price of our common stock may decrease due to factors unrelated to the Reverse Split. In any case, the market price of our common stock will be based on other factors which may be unrelated to the number of shares outstanding, including our future performance. If the Reverse Split is consummated and the trading price of our common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the Reverse Split. Even if the market price per post-Reverse Split share of our common stock remains in excess of $1.00 per share, we may be delisted due to a failure to meet other continued listing requirements, including the Nasdaq requirements related to the minimum number of shares that must be in the public float and the minimum market value of the public float.

A decline in the market price of our common stock after the Reverse Split is implemented may result in a greater percentage decline than would occur in the absence of the Reverse Split.

If the Reverse Split is implemented and the market price of our common stock declines, the percentage decline may be greater than would occur in the absence of the Reverse Split. The market price of our common stock will, however, also be based upon our performance and other factors, which are unrelated to the number of shares of common stock outstanding.

The Reverse Split may decrease the liquidity of our common stock.

The liquidity of our common stock may be harmed by the Reverse Split given the reduced number of shares of common stock that would be outstanding after the Reverse Split, particularly if the stock price does not increase as a result of the Reverse Split.

The Reverse Split may result in future dilution to our stockholders.

The Reverse Split will reduce the number of outstanding shares of our common stock without a proportionate reduction in the number of shares of authorized but unissued common stock in the Certificate of Incorporation, which will give the Company a larger number of authorized shares available to be issued in the future without further stockholder action, except as may be required by applicable laws or the rules of any stock exchange on which our common stock is listed. The issuance of additional shares of our common stock may have a dilutive effect on the ownership of existing stockholders.

Determination of the Ratio for the Reverse Split

If Proposal 1 is approved by stockholders and our Board determines that it is in the best interests of the Company and its stockholders to move forward with the Reverse Split, the ratio on which the Reverse Split will be effected will be a ratio within the Approved Split Ratios to be selected by our Board, in its sole discretion, and announced by the Company before the effectiveness of the Reverse Split Amendment. However, the Approved Split Ratio will not be less than a ratio of one-for-three (1:3) or exceed a ratio of one-for-ten (1:10). In determining the Approved Split Ratio to use as the Final Split Ratio, our Board will consider numerous factors, including the historical and projected performance of our common stock, prevailing market conditions and general economic trends, and will place emphasis on the expected closing price of our common stock in the period following the effectiveness of the Reverse Split. Our Board will also consider the impact of the Approved Split Ratios on investor interest. The purpose of selecting a range is to give our Board the flexibility to meet business needs as they arise, to take advantage of favorable opportunities and to respond to a changing corporate environment. Based on the number of shares of common stock issued and outstanding as of August 15, 2025 after completion of the Reverse Split, we will have between 76,976,321 and 23,092,896 shares of common stock issued and outstanding, depending on the Final Split Ratio selected by our Board.

Principal Effects of the Reverse Split

After the effective date of the Reverse Split, each stockholder will own a reduced number of shares of common stock. Except for adjustments that may result from the treatment of fractional shares as described below, the proposed Reverse Split will affect all stockholders uniformly. The proportionate voting rights and other rights and preferences of the holders of our common stock will not be affected by the Reverse Split (other than as a result of the payment of cash in lieu of fractional shares). For example, a holder of 2% of the voting power of the outstanding shares of our common stock immediately prior to a Reverse Split would continue to hold 2% of the voting power of the outstanding shares of our common stock immediately after such Reverse Split. The number of stockholders of record also will not be affected by the Reverse Split, except to the extent that any stockholder holds only a fractional share interest and receives cash for such interest after the Reverse Split.

The following table contains approximate number of issued and outstanding shares of common stock, and the estimated per share trading price following a 1:3 to 1:10 Reverse Split, without giving effect to any adjustments for fractional shares of common stock or the issuance of any derivative securities, as of July 15, 2025.

After Each Reverse Split Ratio

	Current	1:03	1:10
Common Stock Authorized	350,000,000	350,000,000	350,000,000
Common Stock Issued and Outstanding	230,928,963	76,976,321	23,092,896
Number of Shares of Common Stock Reserved for Issuance(1)	14,165,241	4,721,747	1,416,524
Number of Shares of Common Stock Authorized but Unissued and Unreserved	119,071,037	39,690,346	11,907,104
Price per share, based on the closing price of our common stock on 7/14/25	$0.30	$0.90	$3.00

(1)	Includes (i) 166,667 shares of our common stock issuable upon vesting of outstanding restricted stock units as of June 30, 2025 ; (ii) warrants to purchase an aggregate 6,281,515 shares of our common stock with a weighted average exercise price of $0.91 per share as of June 30, 2025, (iii) options to purchase an aggregate 4,623,615 of our common stock with a weighted average exercise price of $0.75 per share as of June 30, 2025, and (iv) 3,093,444 shares of our common stock reserved for future issuance under our 2014 Stock Incentive Plan, 2019 Stock Incentive Plan, Officer and Director Share Purchase Plan and 2023 Employee Stock Purchase Plan.

After the effective date of the Reverse Split, our common stock would have a new committee on uniform securities identification procedures (CUSIP) number, a number used to identify our common stock.

Our common stock is currently registered under Section 12(b) of the Exchange Act, and we are subject to the periodic reporting and other requirements of the Exchange Act. The proposed Reverse Split will not affect the registration of our common stock under the Exchange Act. Our common stock would continue to be reported on the Nasdaq Capital Market under the symbol “RENB”

Effect on Outstanding Derivative Securities

The Reverse Split will require that proportionate adjustments be made to the conversion rate, the per share exercise price and the number of shares issuable upon the vesting, exercise or conversion of the outstanding derivative securities issued by us, in accordance with the Final Split Ratio. The adjustments to such securities, as required by the Reverse Split and in accordance with the Final Split Ratio, would result in approximately the same aggregate price being required to be paid under such securities upon exercise, and approximately the same value of shares of common stock being delivered upon such exercise or conversion, immediately following the Reverse Split as was the case immediately preceding the Reverse Split.

Effect on the Company’s Stock Plans

As of July 15, 2025 no shares of our common stock were issuable upon vesting of outstanding restricted stock units under our 2023 Stock Incentive Plan, and a total of 3,093,444 shares of our common stock reserved for future issuance under our 2023 Stock Incentive Plan, Officer and Director Share Purchase Plan and Employee Stock Purchase Plan (collectively, the “Plans”). Pursuant to the terms of the Plans, our Board, or a designated committee thereof, as applicable, will adjust the number of shares of common stock underlying outstanding awards and other terms of outstanding awards issued pursuant to the Plans to equitably reflect the effects of the Reverse Split. The number of shares available for future grant under the Plans will be similarly adjusted.

Effective Date

The Reverse Split would become effective at the time of filing of the Reverse Split Amendment with the office of the Secretary of State of the State of Delaware. At the effective time of the Reverse Split Amendment, issued and outstanding shares of common stock and any shares of common stock held in treasury, in each case, immediately prior thereto will be reclassified and combined, automatically and without any action on the part of our stockholders, into new shares of common stock in accordance with the Final Split Ratio set forth in this Proposal 1. If the Reverse

Split Amendment is not approved by our stockholders, the Reverse Split will not occur. Even if the Reverse Split Amendment is approved by our stockholders, our Board, in its sole discretion, may determine to abandon the Reverse Split Amendment, in which case the Reverse Split will not occur.

Treatment of Fractional Shares

No fractional shares will be issued in connection with the Reverse Stock Split; rather, any fractional share resulting from the Reverse Stock Split will be rounded up to the next whole number.

Record and Beneficial Stockholders

If the Reverse Split is authorized by our stockholders and our Board elects to implement the Reverse Split, stockholders of record holding some or all of their shares of common stock electronically in book-entry form under the direct registration system for securities will receive a transaction statement at their address of record indicating the number of shares of common stock they hold after the Reverse Split along with payment in lieu of any fractional shares. Non-registered stockholders holding common stock through a bank, broker or other nominee should note that such banks, brokers or other nominees may have different procedures for processing the consolidation and making payment for fractional shares than those that would be put in place by us for registered stockholders. If you hold your shares with such a bank, broker or other nominee and if you have questions in this regard, you are encouraged to contact your nominee.

If the Reverse Split is authorized by the stockholders and our Board elects to implement the Reverse Split, stockholders of record holding some or all of their shares in certificate form will receive a letter of transmittal, as soon as practicable after the effective date of the Reverse Split. Our transfer agent will act as “exchange agent” for the purpose of implementing the exchange of stock certificates. Holders of pre-Reverse Split shares will be asked to surrender to the exchange agent certificates representing pre-Reverse Split shares in exchange for post-Reverse Split shares and payment in lieu of fractional shares (if any) in accordance with the procedures to be set forth in the letter of transmittal. Until surrender, each certificate representing shares before the Reverse Split would continue to be valid and would represent the adjusted number of whole shares based on the approved exchange ratio of the Reverse Split selected by our Board. No new post-Reverse Split share certificates will be issued to a stockholder until such stockholder has surrendered such stockholder’s outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent.

STOCKHOLDERS SHOULD NOT DESTROY ANY PRE-SPLIT STOCK CERTIFICATE AND

SHOULD NOT SUBMIT ANY CERTIFICATES UNTIL THEY ARE REQUESTED TO DO SO.

Accounting Consequences

The par value per share of common stock would remain unchanged at $0.0001 per share after the Reverse Split. As a result, on the effective date of the Reverse Split, the stated capital on our balance sheet attributable to the common stock will be reduced proportionally, based on the Final Split Ratio selected by our Board, from its present amount, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The per share common stock net income or loss and net book value will be increased because there will be fewer shares of common stock outstanding. The shares of common stock held in treasury, if any, will also be reduced proportionately based on the Final Split Ratio selected by our Board. Retroactive restatement will be given to all share numbers in the financial statements, and accordingly all amounts including per share amounts will be shown on a post-Reverse Split basis. We do not anticipate that any other accounting consequences would arise as a result of the Reverse Split.

No Appraisal Rights

Our stockholders are not entitled to dissenters’ or appraisal rights under the Delaware General Corporation Law with respect to this Proposal 1 and we will not independently provide our stockholders with any such right if the Reverse Split is implemented.

Material Federal U.S. Income Tax Consequences of the Reverse Split

The following is a summary of certain material U.S. federal income tax consequences of a Reverse Split to our stockholders. The summary is based on the Internal Revenue Code of 1986, as amended, or the Code, applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices as in effect on the date of this Proxy Statement. Changes to the laws could alter the tax consequences described below, possibly with retroactive effect. We have not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of a Reverse Split. This discussion only addresses stockholders who hold common stock as capital assets. It does not purport to be complete and does not address stockholders subject to special tax treatment under the Code, including, without limitation, financial institutions, tax-exempt organizations, insurance companies, dealers in securities, foreign stockholders, stockholders who hold their pre-Reverse Split shares as part of a straddle, hedge or conversion transaction, and stockholders who acquired their pre-Reverse Split shares pursuant to the exercise of employee stock options or otherwise as compensation. If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) is the beneficial owner of our common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Accordingly, partnerships (and other entities treated as partnerships for U.S. federal income tax purpose) holding our common stock and the partners in such entities should consult their own tax advisors regarding the U.S. federal income tax consequences of the proposed Reverse Split to them. In addition, the following discussion does not address the tax consequences of the Reverse Split under state, local and foreign tax laws. Furthermore, the following discussion does not address any tax consequences of transactions effectuated before, after or at the same time as the Reverse Split, whether or not they are in connection with the Reverse Split.

In general, the federal income tax consequences of a Reverse Split will vary among stockholders depending upon whether they receive cash for fractional shares or solely a reduced number of shares of common stock in exchange for their old shares of common stock. We believe that because the Reverse Split is not part of a plan to increase periodically a stockholder’s proportionate interest in our assets or earnings and profits, the Reverse Split should have the following federal income tax effects. The Reverse Split is expected to constitute a “recapitalization” for U.S. federal income tax purposes pursuant to Section 368(a)(1)(E) of the Code. A stockholder who receives solely a reduced number of shares of common stock will not recognize gain or loss. In the aggregate, such a stockholder’s basis in the reduced number of shares of common stock will equal the stockholder’s basis in its old shares of common stock and such stockholder’s holding period in the reduced number of shares will include the holding period in its old shares exchanged. The Treasury Regulations provide detailed rules for allocating the tax basis and holding period of shares of common stock surrendered in a recapitalization to shares received in the recapitalization. Stockholders of our common stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

A stockholder that, pursuant to the proposed Reverse Split, receives cash in lieu of a fractional share of our common stock should recognize capital gain or loss in an amount equal to the difference, if any, between the amount of cash received and the portion of the stockholder’s aggregate adjusted tax basis in the shares of our common stock surrendered that is allocated to such fractional share. Such capital gain or loss will be short term if the pre-Reverse Split shares were held for one year or less at the effective time of the Reverse Split and long term if held for more than one year. Stockholders should consult their own tax advisors regarding the tax consequences to them of a payment for fractional shares.

We will not recognize any gain or loss as a result of the proposed Reverse Split.

A stockholder of our common stock may be subject to information reporting and backup withholding on cash paid in lieu of a fractional share in connection with the proposed Reverse Split. A stockholder of our common stock will be subject to backup withholding if such stockholder is not otherwise exempt and such stockholder does not provide its taxpayer identification number in the manner required or otherwise fails to comply with backup withholding tax rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against a stockholder’s U.S. federal income tax liability, if any, provided the required information is timely furnished to the Internal Revenue Service. Stockholders of our common stock should consult their own tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

THE PRECEDING DISCUSSION IS INTENDED ONLY AS A SUMMARY OF CERTAIN FEDERAL U.S. INCOME TAX CONSEQUENCES OF THE REVERSE SPLIT AND DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OR DISCUSSION OF ALL POTENTIAL TAX EFFECTS RELEVANT THERETO. YOU SHOULD CONSULT YOUR OWN TAX ADVISORS AS TO THE PARTICULAR FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF THE REVERSE SPLIT IN LIGHT OF YOUR SPECIFIC CIRCUMSTANCES.

Vote Required

Proposal 1, to approve the Reverse Split Amendment to the Company’s Certificate of Incorporation to effect the Reverse Split of our issued and outstanding shares of common stock, at a specific ratio, ranging from one-for-three (1:3) to one-for-ten (1:10), with the exact ratio within such range to be determined by our Board and announced by the Company before the effectiveness of the Reverse Split Amendment, will require the affirmative vote of the holders of a majority of the votes cast by stockholders entitled to vote on this proposal. Abstentions and broker non-votes will not be counted either for or against this proposal. Approval of Proposal 1 by the Company’s stockholders includes approval that, at any time prior to the effectiveness of the filing of the Reverse Split Amendment with the Secretary of State of the State of Delaware, notwithstanding authorization of the Reverse Split Amendment by the Company’s stockholders, our Board may abandon the Reverse Split Amendment without further action by the Company’s stockholders.

Board Recommendation

OUR BOARD RECOMMENDS A VOTE “FOR” THE REVERSE SPLIT PROPOSAL.

PROPOSAL 2

THE ADJOURNMENT PROPOSAL

Proposal

As described above, our Board has recommended an amendment to our Certificate of Incorporation to effect a reverse split of our issued and outstanding shares of common stock, at a specific ratio, ranging from one-for-three (1:3) to one-for-ten (1:10), with the exact ratio within such range to be determined by our Board (Proposal 1). In furtherance of this recommendation, the Company is asking its stockholders to approve an adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal 1.

Vote Required

Proposal 2, to approve an adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal 1, will require the affirmative vote of the holders of a majority of the votes cast by stockholders entitled to vote on this proposal.

Board Recommendation

OUR BOARD RECOMMENDS A VOTE “FOR” THE ADJOURNMENT PROPOSAL.

SUMMARY

This summary highlights selected information from this proxy statement and may not contain all of the information that is important to you. To better understand the Transaction and the other proposals being considered at the Special Meeting, you should read this entire proxy statement carefully, including the materials attached as annexes, as well as other documents referred to or incorporated by reference herein. This proxy statement also incorporates by reference certain information from the Renovaro 2024 Form 10-K and the Renovaro Third Quarter 2025 Form 10-Q, copies of which can be accessed through our website (Renvaro.com ) through the Investor tab. You can obtain additional copies of these report and the other documents incorporated by reference into this proxy statement without charge by following the instructions under the section of this proxy statement titled “Where You Can Find More Information”.

The Company

Renovaro Inc.

2080 Century Park East, Suite 906 Los Angeles, CA 90067

(305) 918-1980

MARKET PRICE AND DIVIDEND INFORMATION

The Common Stock trades on Nasdaq under the symbol “RENB”. As of July 15, 2025, the last full trading day immediately preceding record date for voting on the Reverse Split Proposal, the closing price of the Common Stock as reported on Nasdaq was $0.28 per share.

As of July 15, 2025, the Record Date for the Special Meeting, there were approximately 222 holders of record of the Common Stock. The number of record holders was determined from the records of our transfer agent and does not include beneficial owners of our Common Stock whose shares are held in the names of various banks, brokers or other nominees.

Assuming approval of the Reverse Split Proposal, the Common Stock is expected to continue trading on Nasdaq under the symbol “RENB.”

Dividends

Renovaro has not declared or paid any cash dividends on the Common Stock and does not intend to declare or pay any cash dividends in the foreseeable future. The payment of dividends, if any, is within the discretion of the Renovaro Board and will depend on Renovaro’s earnings, if any, its capital requirements and financial condition and such other factors as the Renovaro Board may consider.

RISK FACTORS

In addition to the other information contained in this proxy statement, you should carefully consider the material risks described below before deciding how to vote your shares of Common Stock. You should also read and consider the risks associated with the business of Renovaro because these risks may also affect the combined company—these risks can be found in the Renovaro 2024 Form 10-K and the Renovaro Third Quarter 2025 Form 10-Q, which are incorporated by reference herein. You should also read and consider the other information in this proxy statement and the other documents incorporated by reference into this proxy statement.

Summary of Risk Factors

Risks Related to Renovaro

For risks related to the business of Renovaro, please refer to the section titled “Item 1A. Risk Factors” set forth in the Renovaro 2024 Form 10-K and the section titled “Item 1A. Risk Factors” set forth in the Renovaro Form 10-Q for the period ended March 31, 2025, each of which is incorporated by reference herein.

FORWARD-LOOKING STATEMENTS

This proxy statement contains “forward-looking statements” (including within the meaning of Section 21E of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 27A of the Securities Act), relating to Renovaro and the Reverse Split Proposal. These forward-looking statements include express or implied statements relating to Renovaro’s expectations, hopes, beliefs, intentions or strategies regarding the future, including the future business and results of operations of the company. These statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial condition, or otherwise, based on current beliefs of the management of Renovaro as well as assumptions made by, and information currently available to, management. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “approximate,” “predict,” “project,” “should,” “will,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements are based on current expectations and beliefs concerning future developments and their potential effects. There can be no assurance that future developments affecting Renovaro, or the proposed Reverse Split will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond Renovaro’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. Factors that might cause these differences include, but are not limited to, those described in the Risk Factor section in Renovaro’s Form 10-K for FY 2024 referenced in this proxy statement under the heading “Risk Factors.

PROPOSAL 1:

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of shares of Common Stock as of July 15, 2025 by:

●	each person known by Renovaro to be the beneficial owner of more than 5% of outstanding shares of Common Stock;

●	each of Renovaro’s named executive officers for the 2025 fiscal year;

●	each of Renovaro’s directors; and

●	all of Renovaro’s current executive officers and directors as a group.

Beneficial ownership of the Common Stock is determined in accordance with the rules of the SEC and includes any shares of Common Stock over which a person exercises sole or shared voting or dispositive power, or of which a person has a right to acquire ownership at any time within sixty (60) days. Except as otherwise indicated, Renovaro believes that the persons named in this table have sole voting and dispositive power with respect to all shares of Common Stock held by them. Applicable percentage ownership in the following table is based on 230,928,963 shares of Common Stock outstanding as of July 15, 2025, plus any securities that the individuals included in this table have the right to acquire within sixty (60) days of July 15, 2025.

To Renovaro’s knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and dispositive power with respect to all shares of Common Stock beneficially owned by them. Unless indicated otherwise, the address for the beneficial holders is c/o Renovaro Inc., 2080 Century Park East, Suite 906, Los Angeles, CA, 90067 U.S.A.

Name of Beneficial Owner

Named Executive Officers & Directors	Number of Shares(1)	% Ownership(1)
David Weinstein	850,000	0.4%
Nathen Fuentes	62,500	0.0%
Maurice Van Tilburg	250,000	0.1%
James A. McNulty	—	0.0%
Douglas W. Carter	—	0.0%
Mark A. Collins, PhD	—	0.0%

Directors & Officers Total (6 persons):	1,162,500	0.5%
5% Shareholders:
PASECO APS (2)	26,994,640	11.3%
Lakysa Ventures, Inc (3)	21,497,168	9.0%
William Anderson Wittekind 4)	18,133,196	7.6%
Rene Sindlev (5)	16,824,681	7.0%
BMO Nesbitt Burns INC, ITF YALLA YALLA LIMITED (6)	13,575,073	5.7%

(1)	The amounts set forth on this table are based upon information provided to the Company by such individuals, the Company records, transfer agent records, and public filings. The Company does not have visibility into all brokerage accounts and cannot independently verify shares that may be held in street name.
(2)	Address of Vedbaek Strandvej 506, Vedbaek 2950, Denmark (Source: Internal Company documents).
(3)	Address of 88 7th Ave., 40th Flr, New York, NY 10019, United States (Source: Internal Company documents).
(4)	Address of 8581 Santa Monica Blvd., #317 West Hollywood, CA, 90069, United States (Source: 13D filed with SEC on 7/9/25).
(5)	Address of Stumpedyssevej 17, 2970 Hørsholm, Denmark (Source: Internal Company documents).
(6)	Address of Q2, Level 7, Quad Central, Triq l-Esporaturi, Central Business District,Birkirkara, CBD 1040, Malta (Source: SPA filed with SEC on 9/28/23).

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

A number of banks and brokers with account holders who are our stockholders will be householding our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your bank or broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and any annual report, please notify your bank or broker, direct your written request to David Weinstein, or contact Investor Relations by telephone at 305-918-1980. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request householding of their communications should contact their bank or broker.

Additional Information

Information on our website, other than our proxy statement, notice and form of proxy, is not part of the proxy soliciting materials and is not incorporated herein by reference.

NO DISSENTERS’ RIGHTS

No dissenters’ or appraisal rights are available to Renovaro’s stockholders on the Record Date under the General Corporation Law of the State of Delaware, the Certificate of Incorporation or the By-laws in connection with Proposal 1.

OTHER MATTERS

Transaction of Other Business

Renovaro knows of no other matters to be submitted to the Renovaro stockholders at the Special Meeting. If any other matters properly come before the Renovaro stockholders at the Special Meeting, the persons named in the enclosed form of proxy will vote the shares they represent in their discretion.

Available Information

Renovaro will furnish without charge to each person whose proxy is being solicited, upon request of any such person, a copy of the Renovaro 2024 Form 10-K, as filed with the SEC, including the financial statements and schedules thereto, but not the exhibits. In addition, such report is available, free of charge, through Renovaro’s website, https://ir.renovarogroup.com, by clicking on Financials and then SEC Filings. A request for a copy of such report should be directed to Renovaro Inc., 2080 Century Park East, Suite 906, Los Angeles, CA, Attention: Chief Financial Officer. A copy of any exhibit to the Renovaro 2024 Form 10-K, as amended, will be forwarded following receipt of a written request to us.

SPECIAL MEETING PROXY MATERIALS RESULTS

Copies of this proxy statement, the Renovaro 2024 Form 10-K and the Renovaro Third Quarter 2025 Form 10-Q may be found on Renovaro’s website at https://ir.renovarogroup.com.

Renovaro intends to publish final results from the Special Meeting in a Current Report on Form 8-K, which will be filed with the SEC within four (4) business days from the Special Meeting, or as amended thereafter. You may obtain a copy of this and other reports free of charge at or the SEC at (800) 732-0330 or http://www.sec.gov.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

Only one proxy statement is being delivered to two or more Renovaro stockholders who share an address, unless Renovaro has received contrary instruction from one or more of such stockholders. Renovaro will promptly deliver, upon written or oral request, a separate copy of the proxy statement to a stockholder at a shared address to which a single copy of the document was delivered. If you would like to request additional copies of the proxy statement, or if in the future you would like to receive multiple copies of information or proxy statements, or annual reports, or, if you are currently receiving multiple copies of these documents and would, in the future, like to receive only a single copy, please so instruct Renovaro by writing to us at Renovaro Inc., 2080 Century Park East, Suite 906, Los Angeles, CA, Attention: Chief Financial Officer.

WHERE YOU CAN FIND MORE INFORMATION

Renovaro is subject to the information requirements of the Exchange Act. Accordingly, Renovaro files annual, quarterly and current reports, proxy statements as may be required and other information with the SEC. You can review Renovaro’s filings by accessing the website maintained by the SEC at http://www.sec.gov. The site contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC.

In addition to the foregoing, Renovaro maintains a website at https://www.renovarogroup.com. Information contained in this website is not part of, nor incorporated by reference into, this proxy statement. Renovaro makes available free of charge, on or through its website, the annual, quarterly, and current reports and any amendments to those reports filed or furnished by Renovaro pursuant to Section 13(a) of the Exchange Act as soon as reasonably practicable after it electronically files such material with, or furnish it to, the SEC.

INFORMATION INCORPORATED BY REFERENCE

This proxy statement incorporates by reference the Renovaro 2024 Form 10-K and the Renovaro Third Quarter 2025 Form 10-Q, which Renovaro has previously filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules). They contain important information about Renovaro.

Those documents are considered to be a part of this proxy statement, effective as of the date they are filed. In the event of conflicting information in those documents, the information in the latest filed document should be considered correct.

If you would like to request documents from Renovaro please send a request in writing or by telephone to Renovaro at the following address:

Renovaro Inc.

Investor Relations

2080 Century Park East, Suite 906

Los Angeles, CA 90067

Telephone: (305) 918-1980

Email: investors@renovarogroup.com

ANNEX A

PROPOSED CERTIFICATE OF AMENDMENT TO RENOVARO’S CERTIFICATE OF INCORPORATION REGARDING REVERSE SPLIT OF AUTHORIZED/OUTSTANDING COMMON STOCK

CERTIFICATE OF AMENDMENT OF

CERTIFICATE OF INCORPORATION OF

RENOVARO INC.

Renovaro Inc., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), pursuant to the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify that:

1.	This Certificate of Amendment to the Certificate of Incorporation of the Corporation, as amended to date (the “Certificate of Incorporation”), was duly adopted by the Board of Directors of the Corporation in accordance with the provisions of Sections 242 and 228 of the DGCL.

2.	This Certificate of Amendment hereby amends the Certificate of Incorporation by adding the following paragraph to Article Fifth:

“Upon the effectiveness (the “Effective Time”) of the Certificate of Amendment inserting this paragraph in the Certificate of Incorporation, each three (3) to ten (10) shares of Common Stock that are issued and outstanding immediately prior to the Effective Time shall be reclassified and combined into one (1) share of Common Stock, with the exact ratio to be determined by the Board prior to the Effective Time and publicly announced by the Corporation, subject to the treatment of fractional share interests as described below (the “Reverse Split”). The Reverse Split shall occur automatically without any further action by the Corporation or its stockholders and whether or not any certificate representing such shares immediately prior to the Effective Time (an “Old Certificate”) is surrendered to the Corporation. No fractional shares of Common Stock will be issued in connection with the Reverse Split. Stockholders of record who otherwise would be entitled to receive fractional shares, will be entitled to receive cash (without interest) in lieu of fractional shares, equal to such fraction multiplied by the average of the closing sales prices of the Common Stock on the exchange the Corporation is currently trading during regular trading hours for the five consecutive trading days immediately preceding the effective date of the Reverse Split (with such average closing sales prices being adjusted to give effect to the Reverse Split). Following the Effective Time, each Old Certificate shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been reclassified and combined, subject to the elimination of fractional share interests as described above, until such time as such Old Certificate has been surrendered to the Corporation.”

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed by its duly authorized officer on this day of  , 2025.

RENOVARO INC.

By:
Name:
Title: Chief Executive Officer

PROXY

RENOVARO INC.

Special Meeting of Stockholders

[ ], 2025 at a.m./p.m. (EST)

This proxy is solicited on behalf of the Board of Directors of Renovaro Inc.

[NOTE THAT THE FORM OF PROXY WILL BE THE NORMAL FORM UTILIZED BY THE COMPANY HANDLING THE VOTING COLLECTION and TALLY]

The stockholder(s) hereby appoint(s) David Weinstien, as proxy, with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Renovaro Inc. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at August 15, 2025 at 9:00 a.m. EST at http://www.virtualshareholdermeeting.com/RENB2025SM or any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

(Continued and to be marked, dated, and signed on the other side)

●	PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

The Notice & Proxy Statement are available at

http:// www.proxyvote.com

[TO BE CONFORMED TO SITE USED BY COMPANY USED TO TALLY PROXY VOTES]

The Board of Directors recommends you vote FOR the following:

Proposal 1. Reverse Stock Split Proposal. To approve amendments to our Restated Certificate of Incorporation to effect, at the option of our Board of Directors, a reverse stock split of our common stock at a ratio in the range of 1-for-3 to 1-for-10, inclusive, with such ratio to be determined by our Board of Directors in its sole discretion

FOR  ☐     AGAINST  ☐     ABSTAIN  ☐

Proposal 2. Adjournment. To approve an adjournment of the Special Meeting

FOR  ☐     AGAINST  ☐     ABSTAIN  ☐

(Stockholder Name & Address Data)

DO NOT PRINT IN THIS AREA

Change of Address - Please print new address below:

NOTE: To transact such other business as may properly come before the meeting and any postponement or adjournment thereof.

Date	Signature

CONTROL NUMBER

Signature (if held jointly)

Please sign exactly as name(s) appear(s) hereon. When signing as an attorney, executor, administrator, trustee, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.

As a stockholder of Renovaro Inc., you have the option of voting your shares prior to the Special Meeting electronically through the Internet or by telephone, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated, and returned the proxy card. Votes submitted prior to the Special Meeting electronically over the Internet or by telephone must be received by 11:59 p.m. EST on August 14, 2025.

CONTROL NUMBER

PROXY VOTING INSTRUCTIONS

Please have your 16-digit control number ready when voting by Internet or Telephone.

Vote Your Proxy on the Internet: Go to Before The Meeting - Go to www.proxyvote.com	Vote Your Proxy by Phone: Call 1 (800) 690-6903	Vote Your Proxy by Mail:
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.	Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.	Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

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